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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    Form 8-A

          FOR REGISTRATION OF CERTAIN OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ---------------------

                            R&G FINANCIAL CORPORATION
 ------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its charter)


               Puerto Rico                              66-0532217
----------------------------------------     --------------------------------
(State of incorporation or organization)     (IRS Employer Identification No.)

      280 Jesus T. Pinero Avenue
    Hato Rey, San Juan, Puerto Rico                       00918
----------------------------------------        --------------------------
(Address of principal executive offices)           (including zip code)

         If this Form relates to the          If this Form relates to the
         registration of a class of           registration of a class of
         securities pursuant to Section       securities pursuant to Section
         12(b) of the Exchange Act and is     12(g) of the Exchange Act and is
         effective pursuant to General        effective pursuant to General
         Instruction A. (c), please check     Instruction A. (d), please check
         the following box.  /  /             the following box. /x/

         Securities Act Registration Statement file number to which this form relates: 333-55834.

       Securities to be registered pursuant to section 12 (b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12 (g) of the Act:

                     Noncumulative Perpetual Monthly Income
                            Preferred Stock, Series C
                     ($25 liquidation preference per share)
                     --------------------------------------
                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANTS'S SECURITIES TO BE REGISTERED.

                  See "Summary of Certain Terms of the Series C Preferred Stock" of the Preliminary Prospectus included in the Registrant's registration statement on Form S-3, dated February 16, 2001 (Registration No. 333-55834), which is hereby incorporated by reference.

ITEM 2. EXHIBITS.

3.1(1)   Amended and Restated Certificate of Incorporation of R&G Financial
         Corporation

3.2(2)   Bylaws of R&G Financial Corporation

3.3(3)   Form of Certificate of Resolutions designating the terms of the Series
         A Preferred Stock

3.4(4)   Form of Certificate of resolutions designating the terms of the Series
         B Preferred Stock

3.5(5)   Form of Certificate of Resolutions designating the terms of Series C
         Preferred Stock.

4.1(2)   Form of Stock Certificate of R&G Financial Corporation

4.2(3)   Form of Series A Preferred Stock Certificate of R&G Financial
         Corporation

4.3(4)   Form of Series B Preferred Stock Certificate of R&G Financial
         Corporation

4.4(5)   Form of Series C Preferred Stock Certificate of R&G Financial
         Corporation

(1) Incorporated by reference form the Current Report on Form 8-K filled by R&G Financial Corporation with the SEC on November 19, 1999.

(2) Incorporated by reference from the Form S-1 Registration Statement (Reg. No. 333-06245), filed by R&G Financial Corporation with the SEC on June 18, 1996, as amended.

(3) Incorporated by reference from the Form S-3 Registration Statement (Reg. No. 333-60923), filed by R&G Financial Corporation with the SEC on August 7, 1998, as amended.

(4) Incorporated by reference from the Form S-3 Registration Statement (Reg. No. 333-90463), filed by R&G Financial Corporation with the SEC on November 5, 1999.

(5) Incorporated by reference from the Form S-3 Registration Statement (Reg. No. 333-55834), filed by R&G Financial Corporation with the SEC on February 16, 2001.



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            R&G FINANCIAL CORPORATION


Date:  February 20, 2001                   By: /s/ Victor J. Galan
                                              -----------------------------
                                              Victor J. Galan
                                              Chairman of the Board and
                                                Chief Executive Officer